Exhibit 99.3

LW Investor Deck Scripting – December 2021

Introduction

•	Thank you. Good morning, everyone. This is Shawn Collins, the Director of Investor Relations at Harley-Davidson.

•	You can access the slides supporting today’s call on the internet by going to the Harley-Davidson IR site or you can click on the link in the Press Release itself.

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Our comments will include forward-looking statements that are subject to risks that could cause actual results to be materially different. Those risks include, among others, matters we have noted in our latest Earnings Release and filings with the SEC. Harley-Davidson disclaims any obligation to update information in this call.

•	Management will speak about today’s announced transaction and this will be followed by Q&A.

•	With that I am going to turn the call over to Mr. John Garcia to get started.

Slide 3: Today’s Presenters

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Hello and welcome to a joint AEA-Bridges and Harley Davidson Investor Call to discuss AEA Bridges’, or ABIC’s, proposed merger with LiveWire, the EV motorcycle division of Harley Davidson. I’m John Garcia, Chairman and Co-CEO of ABIC.

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I’m pleased to be joined today by Jochen Zeitz, Chairman, President and CEO of Harley-Davidson, Ryan Morrissey, Harley-Davidson’s former Chief EV officer, who will become LiveWire’s President, and Gina Goetter, Harley-Davidson’s CFO, who will serve as acting CFO of LiveWire while a search is conducted for a permanent CFO.

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Speaking on behalf of AEA and Bridges, the sponsors of ABIC, we are thrilled to be partnering with this team and want to thank everyone at Harley-Davidson, and LiveWire, for all their efforts getting us to this point.

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I will provide a brief overview of the transaction and the reasons we are excited about the opportunity and then hand it over to Jochen and team to go into more detail on the strategic rationale, business, and financials.

Slide 4: Proposed Transaction Summary

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Turning to slide (4) this transaction brings together three partners to create an attractive risk-adjusted investment opportunity that aligns with a number of the UN’s sustainable development goals, which is ABIC’s mission.

•	As part of the transaction, ABIC will contribute its $400 million of cash held in trust for an approximately 17% ownership stake in LiveWire, assuming no redemptions.

•	Kymco, a Taiwan-based leading powersports company, with strength across Asia, will invest $100 million through a PIPE transaction and become a strategic manufacturing partner.

•	And Harley-Davidson will also invest $100 million.

•	Finally, Harley-Davidson has agreed to backstop up to $100 million of redemptions should that be necessary.

•	These financings will allow for the minimum cash closing condition to be met regardless of redemptions.

•	Assuming no redemptions from ABIC Shareholders, Harley Davidson will own 74% of LiveWire, ABIC investors 17%, Kymco 4% and the remaining 4% are founder shares.

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We estimate this transaction will result in approximately $545 million of net cash proceeds which will be used to accelerate LiveWire’s go-to-market strategy, fund new product development, and enhance manufacturing and global distribution.

•	As contemplated, the transaction values LiveWire at an implied pro forma enterprise value of $1.77 billion or 1 times Livewire’s estimated 2026 revenues, and post money equity value of $2.31 billion.

Slide 5

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On slide [5], which I won’t go into in detail, you see why an incumbent OEM has natural management, manufacturing, capital and scale advantages; as opposed to an industry disruptor who has to create all those competitive moats, and others, within a transitioning industry.

•	However, incumbents rarely disrupt their own industry. In autos, it took Tesla to do that.

•	We believe that in LiveWire and Harley-Davidson we have found an incumbent management team with the strategic vision and drive to do that to the motorcycle industry. ABIC will accelerate that journey.

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In this presentation we will walk through Livewire’s view of the total addressable market opportunity based on EV penetration over time as well as the management team’s view of their market share opportunity and the long-term earnings profile of the business.

•	The ABIC team has underwritten this transaction with these assumptions as a base case. We believe that the transaction is very attractive on those projections.

•	However, recent EV history would suggest that almost all assumptions about the speed of EV adoption and the level of sustainable market share have been conservative for a market disruptor.

•	In addition, because of the expected profile of new LiveWire customers and the much easier use proposition of an EV motorcycle, we expect the market will expand, unlike in autos.

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We have yet to see what a market disruptor, who is also an incumbent, can achieve. That’s why we are so excited to be partnering with Jochen, all the Livewire and Harley Davidson employees and all of you, our shareholders, on this journey.

•	With that, I’ll hand over to Jochen.

Slide 6: Compelling Transaction/Strategic Rationale?

•	Thanks, John. I could not agree more. This really is a compelling transaction, for both ABIC and Harley Davidson Shareholders.

•	When Harley-Davidson set its EV ambitions ten years ago, we did so knowing that the electrification of motorcycles would be a long journey.

•	Our mission from day one was to lead the electrification of the sport of motorcycling.

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As we look at the progress achieved since 2010, what is evident is that LiveWire’s achievements are the result of significant investment into electric coupled with the capabilities of Harley-Davidson, the most desirable motorcycle company in the world. Not only delivering the best electric motorcycle on the road today but setting LiveWire up for future success as we pioneer the sector.

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With commercialized technology and a strong brand that resonates with consumers, we are at an inflection point and believe now is the time to launch LiveWire as a pure EV company for the next generation of riders.

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As a separate company with the investment needed to execute its strategic plan, LiveWire will be able to operate with the same agility and speed as a start-up and have greater flexibility to capture the opportunity ahead of it.

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And with EV as an integral part of The Hardwire, Harley-Davidson’s 2021-2025 strategic plan to achieve long-term profitable growth and shareholder value creation, this transaction provides the required focus and investment necessary to win in electric.

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We believe in the potential for the high-growth EV segment, which is one of the reasons why we are retaining a significant ownership in LiveWire, ensuring that future technology is applicable to Harley-Davidson’s core segments, at the right time.

Slide 7: Support from Financial and Strategic Partners Strengthens LiveWire’s First-Mover Advantage

•	John touched on how the partnership between Harley-Davidson, ABIC and KYMCO creates a unique opportunity, and I’d like to go into that a little further.

•	When LiveWire launches as a separate company, it will be fueled by deep support from three world class partners.

•	Uniquely, LiveWire benefits from immediate at-scale manufacturing and global expansion expertise through the complementary capabilities of Harley-Davidson and KYMCO.

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Harley-Davidson will provide LiveWire access to an established supply chain, a world class dealer network, technical services and access to financing and insurance products through Harley-Davidson Financial Services.

•	KYMCO, one of the world’s leading powersports companies, will provide LiveWire with credibility and reach in the fast-growing Asian-Pacific market.

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And importantly, with its specific capabilities and expertise in scooters, light motorcycles and side-by-sides, in addition to state-of-the-art supply chain and manufacturing capabilities, KYMCO provides many future growth opportunities for LiveWire.

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Last, but importantly, ABIC provides LiveWire with additional investment capital that, together with the strategic investments from Harley Davidson and KYMCO, will fund LiveWire’s strategic plan that is built with sustainability at its core.

Slide 8: Sustainability at the Core

•	A key element of LiveWire’s strategy is inclusive stakeholder management. This approach prioritizes long-term profitable growth and value for all our stakeholders: including our planet and people.

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As part of this approach, we focused on five key sustainability priorities, as you can see from Slide 8, however we remain conscious that true sustainability is broader than just these priorities and needs to be woven through all facets of how we operate and interact with the world around us.

•	Sustainability is not an option for LiveWire – it’s part of the brand’s DNA.

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The one point I would like to highlight is our commitment to Net-Zero in particular. By leveraging a scalable platform architecture with a focus on sustainability, we want to be the first electric motorcycle company of size to reach net-zero emissions, and have set a target of 2035, ahead of many of our peers within the industry.

Slide 9: A decade in the making

•	LiveWire may be a new company, but it is a powerful and unique brand, built on a decade of EV motorcycle experience, backed by 118 years of Harley-Davidson heritage

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The LiveWire journey began in 2010 when Harley-Davidson launched its electric motorcycle initiative. An initiative that I personally helped pioneer, at the time as a board member and chair of the sustainability committee of Harley-Davidson that I helped create.

•	Reflecting on the progress achieved since 2010, it is evident that LiveWire is the result of significant investment into electric and the unmatched capabilities of the Harley-Davidson Motor Company.

•	After many years of development and prototyping, Harley-Davidson began deliveries of its first production model, the Harley-Davidson LiveWire, in 2019.

•	Our commitment to electric saw LiveWire becoming a standalone division of Harley-Davidson in 2021, combined with the launch of the LiveWire ONE our flagship product in July 2021.

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As we reflect today on our achievements it is clear that LiveWire ONE is the best electric motorcycle on the road today and sets LiveWire up for future success as we continue to innovate in and lead the sector.

Slide 10/11: Soulful connection / Quote slide

•	More than just a motorcycle; LiveWire is the ultimate future forward brand for the next generation of EV riders.

•	Defined by the soulful connection between human and technology, rider and machine, LiveWire is a catalyst for change,

•	The power and purpose of authenticity resonates with the next generation of riders, and that is what LiveWire stands for, in its purest form, as a brand.

•	LiveWire is a Change Agent. We have the once-in-a-lifetime opportunity to change the future of motorcycling, by means of innovation, design and personalization

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And LiveWire delivers a Soulful Experience, recognizing the importance of emotional connection with the products we build. A unique proposition in electric that we are able to shape as we define and lead in redefining the sport. LiveWire will be the leading brand with a distinct personality, with the DNA and lineage of the most iconic motorcycle brand in the world, Harley-Davidson.

Slide 12: Key Investment Highlights

•	Before I hand over to Ryan, I would like to summarize the compelling opportunity this transaction presents, and as detailed on slide 12.

•	First and foremost, this is an exciting and rapidly growing segment.

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Growth in demand for EV motorcycles is accelerating dramatically. Over the next ten years, we expect the market to grow approximately 10x. And we believe there are tailwinds that can drive growth well beyond that.

•	Second, we are already a leader in EV motorcycles, with a successful leading product in market today.

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Third, our core technology is proprietary and modular. Developed in-house, our technology creates a unique rider experience that we believe is unmatched by other EV motorcycle companies. In today’s presentation you’ll hear more about our ARROW technology, the core of our motorcycles, which will be instrumental in fuelling our future growth.

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Fourth, our tech-forward approach also extends to the way we interact with our customers. With a digital-first model, we have created a hybrid sales approach that combines a virtual and physical retail presence, allowing customers to choose their purchasing path and engagement model.

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Fifth, and this is a key point, with the strategic support of Harley-Davidson and KYMCO, we have a competitive advantage our competitors can’t match – at-scale manufacturing, global distribution and decades of technical experience.

•	Sixth, as a result of our overall tech-forward approach, we have a product roadmap that we believe positions us to drive compelling long-term financial performance and future profitability.

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And finally, we have the right team to execute our vision and to lead LiveWire into its next chapter as a standalone company. And with that, I will hand the call over to Ryan Morrissey, who will become the President of LiveWire following the close of the transaction.

Slide 13: Rapidly Growing Market

•	Thank you Jochen and hello everyone. I’m going to go deeper into the points Jochen introduced, starting with the market opportunity.

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When we evaluate the future of the EV motorcycle market, we assess four primary factors, as described on slide 13. Considering each of them as of today, we see how these tailwinds will drive the next decade of market growth. The drivers behind the acceleration in other EV sectors apply similarly to motorcycles.

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First, Technology. The heavy investment into improving battery technology and charging infrastructure continues. Our motorcycles leverage the same cell technology as cars and plug into the same charging infrastructure. This allows us to benefit from the dramatic improvements in EV technology that comes from the third-party investment flowing into the space.

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Second, customer preferences show the continued increases in awareness and consideration of electric vehicles. The performance benefits are increasingly understood, costs are coming down, and convenience is going up. This combination is leading to increased interest in EVs across sectors.

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Third, regulation and government support. Over the last several years, more and more governments around the world have made sustainable technologies a priority and taken stronger positions to promote electric vehicles. These positions are making electric vehicles even more attractive for both customers and for OEMs.

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And finally, product availability and desirability. The commitment and funding behind EV, the technology advancements, and the last decade of learning, means that over the next several years, we are going to see more products, covering more segments and more price points. And while the products in market today are quite advanced in their own right, they will become better and better going forward.

Slide 14/15: Large Core Addressable Market with Significant Upside / EV Penetration in NA

•	These factors combine to drive significant growth in the global electric motorcycle market over the next decade, which at the present, is still very much in its early stages.

•	We estimate the total addressable market will grow to over $20 billion over the next decade. If EV adoption rates trend higher, we believe the TAM could be $30 billion in 2030.

•	That market growth is broad based across geographies. We expect EV penetration rates will accelerate in North America, in Europe, and in China – a key driver of the growing EV market.

Slide 16: Competitive dynamics

•	As the EV motorcycle market grows, LiveWire is uniquely positioned to capture that growth, as described on page 16.

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Due to Harley-Davidson’s early recognition of the EV opportunity in 2010 and the commitment to backing a long-term play, we believe Livewire has a 4-5-year lead over other major motorcycle OEM’s, who do not have electric motorcycles in market and have only more recently begun development.

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Versus the pureplay EV Motorcycle OEMs, LiveWire has distinct cost, scale and production advantages as a result of the manufacturing capabilities, supply chains and distribution networks of its strategic partners: Harley-Davidson and KYMCO.

•	As a result, we believe LiveWire has the ability to grow more quickly and with greater capital efficiency than many of these pure-play EV competitors.

Slide 17: Embraced by Early Adopters and High-Profile Riders

•	Looking at the opportunity for LiveWire, we see early adopters are finding that electric delivers not only outstanding performance specifications but completely transforms the riding experience.

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The power delivery and the linear acceleration when you take away the gears, the ease of use with no clutch and no shifting, the flying sensation that comes with hardly any noise, vibration or heat. The ability to feel and hear your surroundings transforms the ride whether you are in the city or out enjoying nature and the open road. For long-time riders, after decades of incremental innovation in the market, their first ride on a LiveWire is often the first time in a long time that they’ve encountered an entirely unique riding experience.

Slide 18: Disrupting the Industry with Well-Received Products

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The feedback we’ve received from the media, from bloggers and vloggers, from experienced and new-to-sport riders has been outstanding. Most of them starting with that feeling of what it’s like to ride a LiveWire.

•	The LiveWire experience wouldn’t be possible without the full range of technology investments, including the development of our ARROW architecture.

Slide 19: Key Benefits of ARROW Architecture

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ARROW is the scalable, modular architecture at the foundation of our future product portfolio. We’ve developed the EV systems in-house to meet the unique needs of the motorcycle market, where spacial constraints and the impact of battery weight on handling are more important factors.

•	By controlling the IP on the motor, the battery pack and the power electronics, we can innovate faster without the concessions that come with third-party alternatives.

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With the simplicity of an EV powertrain and the benefits of a scalable, modular architecture, we are able to readily expand horizontally into new segments and vertically into heavier and lighter bikes.

•	This approach means we get to market faster, with less bespoke engineering required for each incremental model.

Slide 20: Creates Unique Customer Experience Using Breakthrough Technology

•	Beyond the powertrain and our investments in EV systems technology, we are bringing new tech to the entire LiveWire riding experience.

•	The LiveWire ONE is a connected motorcycle, allowing the rider to engage with the bike through the LiveWire app.

•	LiveWire ONE Owners can check their charge status, monitor their bike’s location, and build rides all from their mobile device.

•	In the near-future, we plan to further elevate the customer’s experience by using over the air capability for updates, content, and the release of new software features as they are developed.

Slide 21: Combining the Best of Digital and Physical – Digital

•	As we reshape the riding experience with innovative product technology, we are also reshaping the customer experience.

•	Our hybrid model puts the rider in control of their journey, allowing customers to engage on their terms.

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Many will choose a more digital-first path, particularly at the early stages of their journey, knowing that the local expertise of our retail network is there to help with test rides, bike purchases and delivery, and service.

Slide 22: Combining the Best of Digital and Physical – Physical

•	Our physical presence in local markets will come from four retail formats as laid out on page 22.

•	We are working with our retail partners to build out LiveWire spaces within their stores.

•	We will operate stand-alone LiveWire galleries and pop-ups to build the brand. This includes our first location which will be opening in the Los Angeles area in the first quarter.

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We’ve also started taking LiveWire on the road, which allows us to get out and connect with riders and introduce them to the brand. We’re going to the most popular motorcycle shows and partnering with our retailers on local events.

Slide 23: Global footprint

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As we map out our global channel strategy, we are focused on three regions. The US and Canada, the major motorcycle markets in Europe, and APAC. These are the markets with the greatest opportunity for the LiveWire brand and product portfolio.

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We are excited to continue partnering with Harley-Davidson’s global retail network, which consists of approximately 1,400 dealers globally, to represent the brand in key target geographies. Our Wave 1 partners in the US are active today helping us bring the brand to the largest US markets.

Slide 24: Harley-Davidson and KYMCO Strategic Support Creates Rapid Scale for Livewire Without Asset-Intense Investments

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In the process of establishing LiveWire as a brand, we’ve spoken to a number of potential partners. Of course, Harley-Davidson and Harley-Davison Financial Services, or HDFS, are natural partners and already supporting the LiveWire business in a number of important ways.

•	We also found KYMCO to be a perfect complement as we assessed the strengths of the two companies.

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We’re excited about the benefits we’ll see from our strategic partners, from Brand Association, to distribution, and financial services on the front end, from supply chain, to manufacturing and technical services on the back end.

•	Most importantly, having access to this built-in scale and reach will allow us to execute our growth plan more quickly and with lower investment than we could achieve on our own.

Slide 25: Poised to Capture Share by Expanding Product Portfolio

•	We talked about the Arrow architecture and how it unlocks an ability to grow our product portfolio more quickly and with great efficiency.

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Going forward, we’ll be able to expand on the statement we’ve made with LiveWire ONE, starting with our System 2, or S2, platform. That platform is going to open somewhat lighter motorcycles matched to a number of segments.

•	From there we intend to scale down the architecture with the S3 platform before scaling up to S4.

•	With those three platforms in place, from a single architecture we’ll be able to cover quite a range of segments, with desirable products for a broad set of riders.

•	These product variants touch different price points, different riding types and different geographies, positioning us to capture that market growth.

Slide 26/27: Multiple Growth Vectors Beyond Motorcycles

•	Much like at Harley-Davidson, we know the motorcycle business comes with several complementary streams which meaningfully contribute to the overall economics of the business.

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Outside of the motorcycle itself, we expect to develop secondary streams of revenue related to customer financing and protection through HDFS, to accessories and apparel, or even deploy our technology into powersport categories outside of 2W.

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In fact, one of our current revenue streams is e-bikes. Stacyc e-bikes for kids launched in 2017 and pioneered a new category. With all the players that have rushed in the adult eBike space, Stacyc has focused on families to build an amazing brand that is far from the full-potential of its core products and well positioned to expand its line-up.

•	These related products and services join together to create an ecosystem with the LiveWire brand at the center, boosting profitability and deepening our engagement with the customer.

•	With that, I’ll hand over to Gina, who will speak to how the factors I covered translate into financial results and discuss the transaction valuation.

Slide 28: Projected Units and Revenue

•	Thanks, Ryan and hello everyone.

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At this point you’ve heard why we are excited by the LiveWire opportunity and the rationale behind this transaction. I’ll spend the next few minutes sharing a bit more detail about the financial profile.

•	We are still in the early stages of the broader EV motorcycle market’s development and at the beginning of the journey for LiveWire.

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Our future unit and revenue projections include the sales of LiveWire One, additional EV motorcycle models and other products including Stacyc electric bikes, Parts & Accessories and General Merchandise.

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We expect our unit volume sales to grow rapidly off a small base, reaching approximately 100 thousand units by 2026. The growth is driven by three primary factors: consumer adoption, platform innovation and distribution growth.

•	This unit sales growth translates into LiveWire’s revenue growing from $35 million today to almost $1.8 billion by 2026.

•	I’m going to take a moment to further contextualize why we have confidence in our unit and revenue projections.

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To start, LiveWire ONE and Stacyc are already in market in the U.S. and our near-term projections are based on sales of these already established models. We are actively working to expand distribution to Europe, and we plan to enter Asia Pacific sometime in 2023.

•	Second, as Ryan talked about, we have a well thought out plan on innovation.

•	And, LiveWire also has the production capacity and proven manufacturing expertise through our strategic partners, required to deliver our 2026-unit estimates.

•	Finally, we believe we have the financial capital to achieve our plan.

•	All of these building blocks will serve as the foundation to achieve our projections.

Slide 29/30: Long term profitability

•	As our revenue grows and we leverage the manufacturing and distribution capabilities provided by Harley-Davidson and KYMCO, we expect our margins and profitability to also increase.

•	We’ve provided a P&L in the appendix which gives financial projections through 2026E.

•	Based on our current forecast, we expect to be profitable on both an EBITDA and cash flow basis in 2026.

•	Our long-term targets presented on [slide 29] provide our view on the true earnings power of the business.

•	As we drive towards our long-term top line targets, we expect our gross margins to be in the range of 25-30 percent and our EBITDA margins to be in the range of 15-20 percent,

•	We expect our margins to translate into strong free cash flow as we continue to benefit from lower capital intensity due to the investments made to-date and the support from our strategic partners.

Slide [31]: Planned Use of Transaction Proceeds

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John touched on the planned use of proceeds up front, but to recap, proceeds will be used to accelerate the go-to-market strategy, fund new product development, build the LiveWire brand and enhance its manufacturing and global distribution capabilities.

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The funds provided by the transaction allow LiveWire to execute the business plan and further extend our lead over competitors, as the proceeds will go directly towards making and selling new motorcycles, rather than investing in the infrastructure to do so.

Slide 32/33: Valuation Benchmarking

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LiveWire is a unique asset that has the growth profile of an EV start-up but with the scale manufacturing and distribution support of two traditional OEMs. The company benefits from the history and manufacturing strength of Harley-Davidson and KYMCO, while competing in a faster growing segment.

•	The transaction values LiveWire at $1.77 billion, which implies an approximately 1.0 times enterprise value to estimated 2026 revenues.

•	We believe this multiple compares favorably to the valuation multiples of peers in the EV OEM and EV Infrastructure space, as well as other high-growth businesses

Slide 35: Corporate Governance

•	Before I hand off to Jochen to close, I’d like to briefly touch on governance.

•	LiveWire’s board structure will reflect its ownership, with Harley-Davidson comprising a majority of the board, supported by a director from ABIC and other independent directors.

•	We are also putting in place structural protections to address any potential conflicts of interest and commercial issues that may arise between Harley-Davidson and LiveWire.

•	The governance framework details committee make-up, including those which will be fully independent and majority independent.

•	Additionally, we will establish a conflicts committee comprised of fully independent directors to oversee the relationship with Harley Davidson, including contractual arrangements.

•	With that, I’d like to turn the call back to Jochen before we get to Q&A.

Slide 36: Experienced Team of 100+ professionals

•	Thank you, Gina.

•	Before we head to Q&A, I’d like to thank the teams for their continued hard work and perseverance to get us to this stage.

•	Today’s announcement is an historic milestone with LiveWire set to become the first publicly traded EV motorcycle company in the U.S.

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By building on Harley-Davidson’s 118-year lineage, LiveWire’s mission is to be the most desirable electric motorcycle brand in the world, leading the electrification of the sport. This transaction will give LiveWire the freedom to fund new product development and accelerate its go-to-market model.

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LiveWire will be able to operate independently, as an agile and innovative public company while benefitting from the at-scale manufacturing and distribution capabilities of its strategic partners, Harley-Davidson and KYMCO.

•	Together with our partners we believe in the future of LiveWire as a dedicated electric brand with the ability to lead, grow and revolutionize the electric motorcycle industry and beyond.

•	We hope to see you on the journey.